UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 7, 2007

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Bala Plaza East, Suite 117
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant's telephone number, including area code

____________________________________________________________
(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of March 7, 2007, Skinny Nutritional Corp, (the “Company”) has closed on an additional amount of $295,140 of gross proceeds in a private placement of shares of its common stock (the “Financing”) to accredited investors only.  The investments were made pursuant to securities purchase agreements.  As of March 7, 2007, the Company has received subscriptions for a total of $659,525 of its securities in the Financing. The terms of the Financing are described in greater detail in Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sale of Equity Securities

As of March 7, 2007, the Company closed on additional gross proceeds of $295,140 in the Financing. The Financing is for a total of up to $750,000 of common stock, or 10,000,000 shares of common stock, at the offering price of $0.075 per share. In connection with these additional investments, the Company received additional net proceeds of approximately $265,140 after giving effect to payment of approximately $30,000 in commissions to registered broker-dealers that are serving as selling agents in the transaction and other offering-related expenses. For such additional investments, the Company has issued 3,935,200 shares of common stock to the investors. As of March 7, 2007, the Company has received subscriptions for a total of $659,525 of its securities in the Financing and has issued an aggregate of 8,793,667 shares of common stock to the investors.

The selling agents have also earned additional warrant compensation in the amount of 393,520 warrants to purchase the Company’s common stock (the “Agent Warrants”). The Agent Warrants will be exercisable for a period of five years at $0.09 per share. The Company intends to use the proceeds from the offering for working capital, repayment of debt and general corporate purposes. The Financing will continue until the earlier of March 31, 2007 or until all the securities authorized for sale have been sold.

The securities sold in or issued in connection with the Financing have not been registered under the Securities Act of 1933, as amended, and were offered and sold in reliance upon the exemption from registration set forth in Section 4(2) thereof and Regulation D, promulgated under the Securities Act. We believe that the investors and the selling agent are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of our securities, nor will there be any sale of these securities by us in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The disclosure is being issued pursuant to and in accordance with Rule 135c of the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Executive Officer
Date: March 8, 2007